EXHIBIT 8.1

GIBSON ENERGY ULC SUBSIDIARIES

All subsidiaries are 100% owned unless otherwise stated.

GEP Midstream Finance Corp. (Alberta, Canada)

Moose Jaw Refinery ULC (Alberta, Canada)

Moose Jaw Refinery Partnership (Alberta, Canada)

Canwest Propane ULC (Alberta, Canada)

Canwest Propane Partnership (Alberta, Canada)

MP Energy ULC (Alberta, Canada)

MP Energy Partnership (Alberta, Canada)

GEP ULC (Alberta, Canada)

Gibson Energy Partnership (Alberta, Canada)

Link Petroleum Services Ltd. (British Columbia, Canada)

Link Petroleum, Inc. (Washington, USA)

Gibson Energy (U.S.) Inc. (Delaware, USA)

Southern Valley Energy, LLC (North Dakota, USA) (50%)

Gibson GCC Inc. (Alberta, Canada)

Bridge Creek Trucking Ltd. (Saskatchewan, Canada)

Johnstone Tank Trucking Ltd. (Saskatchewan, Canada)

Chief Hauling Contractors ULC (Alberta, Canada)

Gibson Finance Ltd. (Alberta, Canada)

Gibson (U.S.) Holdco Corp. (Delaware, USA)

Gibson (U.S.) Acquisitionco Corp. (Delaware, USA)

Gibson (U.S.) Finco Corp. (Delaware, USA)

Taylor Companies, LLC (Delaware, USA)

TPG Transport, LLC (Delaware, USA)

TPG Leasing, LLC (Delaware, USA)

Taylor Transfer Services, LLC (Texas, USA)

Taylor Gas Liquids, LLC (Texas, USA)

Taylor Land Holdings, LLC (Montana, USA)